Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the “Amended and Restated 2003, Equity Incentive Plan” of JDS Uniphase Corporation of our report dated September 30, 2005 with respect to the consolidated financial statements of JDS Uniphase Corporation for the year ended June 30, 2005, included in its Annual Report (Form 10-K) for the year ended June 30, 2006 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

December 5, 2006